CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated March 29, 1996, in this Registration Statement (Form N-1A No. 33-25941) of Dreyfus Treasury Prime Cash Management.




                                            ERNST & YOUNG LLP


New York, New York
November 18, 1996